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                      Siegel, Lipman, Dunay & Shepard, LLP
                        5355 Town Center Road, Suite 801
                            Boca Raton, Florida 33486

                                  March 3, 2000

GourmetMarket.Com, Inc.
507 Howard Street, #200
San Francisco, CA 94105

         Re:  GourmetMarket.Com, Inc.
              Registration Statement on Form S-8

Ladies and Gentlemen:

         You have requested our opinion with respect to the shares of common stock, par value $.01 per share (the "Common Stock"), of GourmetMarket.Com, Inc. (the "Company"), included in the Registration Statement on Form S-8 (the "Form S-8") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on and subject to the foregoing, we are of the opinion that the shares of Common Stock being registered in the Form S-8 when issued as contemplated under the Form S-8 and the consulting agreement annexed as an exhibit thereto will be duly and validly issued, fully paid and non-assessable.

         In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

                                        Very truly yours,

                                        /s/ Siegel, Lipman, Dunay & Shepard, LLP
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                                        Siegel, Lipman, Dunay & Shepard, LLP